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                                                                    EXHIBIT 4.2

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE 1933 ACT, EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE HOLDER HEREOF QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE 1933 ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                             STOCK PURCHASE WARRANT

                              TO PURCHASE SHARES OF

                                 COMMON STOCK OF

                             WOODROAST SYSTEMS, INC.


         THIS CERTIFIES THAT, for good and valuable consideration, RETAIL RESOURCE GROUP, or its registered assignees, is entitled to subscribe for and purchase from Woodroast Systems, Inc., a Minnesota corporation (the "Corporation"), at any time during the period set forth in Section 1 hereof (the "Exercise Period"), up to 35,000 of fully paid and nonassessable shares of the Common Stock of the Corporation at a price of 375/1000 Dollars ($0.375) per share (the "Warrant Exercise Price"), subject to the antidilution provisions set forth in Section 5 hereof. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the initial holder, any party who acquires all or a part of this Warrant as a registered transferee of the initial holder in accordance with the terms of this Warrant, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Corporation's presently authorized common stock, $.005 par value per share, and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.

         This Warrant is subject to the following provisions, terms and conditions:

         1. Exercise. The Warrant Exercise Period shall commence on the date hereof and expire on July 23, 2001. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), prior to the expiration of this Warrant by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation and accompanied or preceded by the surrender of this Warrant along with cash, a certified check or bank draft in payment of the Warrant Exercise Price for such shares. The Holder shall then complete and comply with a subscription agreement in a form requested by the Corporation.

         2. Exchange and Replacement. Subject to Section 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed





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the aggregate total number purchasable hereunder) as shall be designated by the
Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the initial holder shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer or income taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.       Issuance of the Warrant Shares.

                  (a) The Corporation agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered, the payment made for such Warrant Shares as aforesaid and the subscription agreement is returned to the Corporation. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                  (b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Corporation to effect registrations under federal or state securities laws, except as provided in Section 9. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Corporation. The Corporation covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes (except stock transfer and income taxes), liens, and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Antidilution Adjustment. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

                  (a) The Warrant Exercise Price shall be subject to adjustment from time to time such that in case the Corporation shall hereafter:

                      (i) pay any dividends on any class of stock of the Corporation payable in Common Stock;




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                      (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                      (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 5(a), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Section 5(a) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Section 5(a), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

                  (b) If the Corporation shall at any time after the date hereof issue shares of Common Stock or rights, options or warrants to subscribe for or purchase shares of Common Stock, or securities convertible into, or exchangeable for, Common Stock (excluding shares, rights, options, warrants or convertible or exchangeable securities issued or issuable in any of the transactions with respect to which an adjustment is provided pursuant to Section 5(a)), at a price per share (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (i) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible, exercisable or exchangeable securities, plus the maximum aggregate consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (ii) the maximum number of shares issuable upon conversion, exercise or exchange as the case may be, of such rights, options, warrants or convertible or exchangeable securities) less than the fair market value (as determined by the Board of Directors in good faith, then the Warrant Exercise Price shall be changed to a price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance and (ii) the number of shares of Common Stock which could be purchased at the current Warrant Exercise Price using the aggregate consideration received or receivable by the Corporation in consideration of such sale and/or issuance (including any amounts payable to the Corporation upon exercise, conversion or exchange of any rights, options, warrants or convertible or exchangeable securities) and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance and/or sale. All calculations under this Section 5(a) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.



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                  For the purposes of such adjustment, the maximum number of shares of Common Stock which the holders of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the maximum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares issuable thereby. No further adjustment of the Warrant Exercise Price shall be made as a result of the actual issuance of shares of Common Stock upon exercise of such rights, options or warrants or on conversion or exchange of such convertible or exchangeable securities. Upon the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Warrant Exercise Price shall be readjusted to such Warrant Exercise Price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities. In case the Corporation shall issue shares of Common Stock or any such rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Corporation" for purposes of the first sentence of this Section 5(b) shall be determined in good faith by the Corporation in its sole discretion.

                  Such adjustment shall become effective on the date of such issuance. Shares of Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any such computation. In no event shall any adjustment be made with respect to the issuance of any securities of the Corporation pursuant to the exercise of any options or warrants outstanding as of the date hereof.

         (c) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) or 5(b), the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (d) In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under
Section 5(a) but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and



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property thereafter deliverable on the exercise of the Warrant. The provisions of this Section 5(d) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  (e) Upon any adjustment of the Warrant Exercise Price, then, and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

         7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

            (a) The Holder, by acceptance hereof, agrees to give seven (7) days written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer, except that no notice need be given of the transfer of Warrant Shares following registration of the Warrant Shares pursuant to Section 9 hereof. Such notice may be provided in the form of Warrant Assignment attached hereto. Promptly upon receiving such written notice, the Corporation shall present copies thereof to counsel reasonably satisfactory to the Holder. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfer which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

            (b) If in the opinion of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

         8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Fair Value" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or listed in the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or if not listed on a national securities exchange or listed



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in Nasdaq, the average of the last reported closing bid and asked prices as reported by Metro Data Corporation, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter sales or, if not traded on the Minneapolis-St. Paul over-the-counter market, the per share consideration received by the Corporation upon the most recent issuance and sale of its Common Stock, exclusive of issuances pursuant to the exercise or conversion of outstanding options, common stock purchase warrants or other securities convertible into shares of Common Stock.

         9. Registration Rights. The Corporation shall, as soon as practicable, register the Warrant Shares under a registration statement (the "Registration Statement") to be filed pursuant to the 1933 Act with the Securities and Exchange Commission (the "Commission"). The Corporation shall keep the Registration Statement effective and current until the earlier of (i) the sale by the Holder of all of the Warrant Shares or (ii) the second anniversary of the date that this Warrant is fully exercised. All expenses of any such registration referred to in this Section 9, except the fees of counsel to the Holder and underwriting commissions or discounts, shall be borne by the Corporation. The Holder of the Warrant agrees to cooperate with the Corporation in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Corporation to establish that the proposed sale is exempt under the Act as to any proposed distribution.

         IN WITNESS WHEREOF, Woodroast Systems, Inc. has caused this Warrant to be signed by its duly authorized officers this 23rd day of July, 1998.



                                      WOODROAST SYSTEMS, INC.




                                      By:         /s/ Sheldon F. Jacobs
                                      Its:  Chairman and Chief Executive Officer






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                           NOTICE OF WARRANT EXERCISE

                  (To be signed only upon exercise of Warrant)

TO:      Woodroast Systems, Inc.

         The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _____________ of the shares issuable upon the
exercise of such Warrant and herewith makes payment of $       therefor in cash
or by certified or cashier's check, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of




                                         --------------------------------------
                                         (Print Name)

Please insert social security or other
identifying number of registered holder
of certificate (             )
                -------------

                                         --------------------------------------

                                         --------------------------------------
                                         (Address)



Date:
     ---------------------, -------      --------------------------------------
                                         Signature*




*The signature of the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.



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                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the foregoing warrant to purchase Common Stock of Woodroast Systems, Inc., to which the foregoing warrant relates and appoints ________________________________ attorney to transfer said right on the books of Woodroast Systems, Inc., with full power of substitution in the premises.

         The manner of the proposed transfer by the undersigned is described briefly in the space below.






Dated:
      -------------------------




                                             ----------------------------------
                                             (Signature)

                                             ----------------------------------
                                             ----------------------------------
                                             ----------------------------------
                                             (Address)





In the Presence of:

------------------------------












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